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                          MATADOR PETROLEUM CORPORATION
                              AMENDED AND RESTATED
                    NON-STATUTORY DIRECTOR STOCK OPTION PLAN

        MATADOR PETROLEUM CORPORATION, a corporation organized and existing under the laws of the State of Texas (the "Company"), hereby formulates and adopts, with respect to the shares of common stock of the Company ("Common Stock"), a non-statutory stock option plan for directors and Board advisors of the Company, as follows:

        1. PURPOSE OF PLAN. The purpose of this Non-Statutory Stock Option Plan (the "Plan") is to encourage certain individuals who are directors or advisors to the Board of Directors of the Company to participate in the ownership of the Company, and to provide additional incentive for such individuals to promote the success of its business through sharing in the future growth of such business.

        2. ADMINISTRATION. This Plan shall be administrated by the Board of Directors of the Company (the "Board"). The Board shall have full power and authority to construe, interpret and administer the Plan, and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company except as provided herein. Subject to the terms, provisions and conditions of the Plan, the Board shall have the authority to determine the number of shares subject to each option, to determine the time or times when options will be granted, to determine the option price of the shares subject to each option, to fix such other provisions of each option agreements as the Board may deem necessary or desirable, consistent with the terms of this Plan, and to determine all other questions relating to the administration of this Plan. The interpretation and construction of this Plan by the Board shall be final, conclusive and binding upon all persons.

        3.      ELIGIBILITY AND AUTHORIZED GRANTS.

                (a) ELIGIBILITY. Options to purchase shares of Common Stock shall be granted under this Plan only to (i) duly elected or appointed directors of the Company who are not employees of the Company and (ii) duly appointed advisors to the Board who are not employees of the Company. The Board shall determine from time to time which advisors to the Board are eligible to participate in this Plan.

                (b) OPTIONS FOR PAST SERVICES. In consideration for the past services provided to the Company by the directors of the Company who were serving as such at the time of adoption of the Plan by the Board, each eligible director shall be granted, upon the adoption of the Plan, an option, which shall expire on the first anniversary of the date on which this Plan is adopted by the Board, to purchase shares of Common Stock of the Company at an exercise price of $12.50 per share. By adoption of this Plan, the Board determines that such exercise price equals or exceeds the fair market value of a share of Common Stock at such time. The number of shares purchasable by each director under the option granted to him or her shall equal the product of one hundred (100) shares times his or her total years of services as director, as determined by the Board in connection with the adoption of the Plan.

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                (c)     OPTION FOR FUTURE SERVICES OF DIRECTORS.  In
consideration for future services provided to the Company by each eligible director of the Company, such director shall be granted an option under this Plan upon completion of each year of service as a director, which year shall consist of the periods between consecutive annual meetings of shareholders of the Company, commencing with the 1993 annual meeting of shareholders. Each such option shall expire on the tenth (10th) anniversary of the formal authorization of the grant of such option by the Board and shall provide for the right to purchase five hundred (500) shares of Common Stock (subject to adjustment in accordance with Section 11 hereof).

                (d) OPTION FOR FUTURE SERVICES OF BOARD ADVISORS. In consideration for future services provided to the Company by each eligible advisor to the Board of the Company, such advisor shall be granted an option under this Plan upon completion of each year of service as a Board advisor, which year shall consist of the periods between consecutive annual meetings of shareholders of the Company, commencing with the 1998 annual meeting of shareholders. Each such option shall expire on the tenth (10th) anniversary of the formal authorization of the grant of such option by the Board and shall provide for the right to purchase one hundred and twenty-five (125) shares of Common stock for each regular meeting of the Board attended by the advisor (subject to adjustment in accordance with Section 11 hereof).

                (e) SHAREHOLDER RATIFICATION. The effectiveness of this Plan and any options granted hereunder including subsequent grants shall be subject to the ratification and approval of the Plan by the shareholders of the Company.

        4. SHARES SUBJECT TO THE PLAN. Options granted under this Plan shall be granted solely with respect to shares of Common Stock. Subject to any adjustments made pursuant to the provisions of Section 12, the aggregate number of shares of Common Stock which may be issued upon exercise of all the options which may be granted under this Plan shall not exceed one hundred thousand (100,000). If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall be added to the number of shares otherwise available for options which may be granted in accordance with the terms of this Plan. The shares to be delivered upon exercise of the options granted under this Plan shall be made available, at the discretion of the Board, from either the authorized but unissued shares of Common Stock or any treasury shares of Common Stock held by the Company.

        5. OPINION CONTRACT. Each option granted under this Plan shall be evidenced by a non-statutory stock option contract which shall be signed by an officer of the Company and by the individual to whom the option is granted ("optionee"). The terms of said contract shall be in accordance with the provisions of this Plan and substantially in accordance with the form of contract attached to this Plan as EXHIBIT A, but it may include such other provisions as may be approved by the Board. The granting of an option under this Plan shall be deemed to occur on the date on which the contract evidencing such option is executed by the Company and the optionee, and every optionee, upon execution of a contract, shall be bound by the terms and restrictions of this Plan and such contract.

        6. OPTION PRICE. The price at which shares of Common Stock may be purchased under an option granted pursuant to this Plan shall be determined by the Board, but in no event shall the price be less than one hundred percent (100%) of the fair market value of such shares on the date that the option is granted. The fair market value of shares of Common Stock for purposes of this Plan shall be determined by the Board, in its sole discretion.

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        7.      PERIOD AND EXERCISE OF OPTION.

                (a) PERIOD. Subject to the provisions of Sections 8 and 9 hereof with respect to the death or cessation as a director or advisor of an optionee, the period during which each option granted under this Plan may be exercised shall be fixed by the Board in accordance with the terms of this Plan at the time such option is granted (the "Granting Date").

                (b) EXERCISE. Any option granted under this Plan may be exercised by the optionee only be delivering to the Company written notice of the number of shares with respect to which he is exercising his option right, paying in full the option price of the purchased shares, and furnishing to the Company a representation in writing signed by the optionee that he is familiar with the business and financial condition of the Company, is purchasing the shares of stock in good faith for himself for investment purposes and not with a view towards the sale or distribution thereof, and will not effect any sale in violation of any laws or regulations of the United States or any state. Subject to the limitations of this Plan and the terms and conditions of the respective stock option contract, each option granted under this plan shall be exercisable in whole or in part.

                (c) PAYMENT FOR SHARES. Payment for shares of Common Stock purchased pursuant to an option granted under this Plan must be made in cash.

                (d) DELIVERY OF CERTIFICATES. As soon as practicable after receipt by the Company of the notice and representation described in Subsection (b), and of payment in full of the option price for all of the shares being purchased pursuant to an option granted under this Plan, a certificate or certificates representing such shares of stock shall be registered in the name of the optionee and shall be delivered to the optionee. However, no certificate for fractional shares of stock shall be issued by the Company notwithstanding any request therefor. Neither any optionee, nor the legal representative, legatee or distribute of any optionee, shall be deemed to be a holder of any shares of stock subject to an option granted under this Plan unless and until the certificate or certificates for such shares have been issued. All stock certificates issued upon the exercise of any option granted pursuant to this Plan may bear such legend as the Board shall deem appropriate regarding restrictions upon the transfer or sale of the shares evidenced thereby.

        8. CESSATION AS DIRECTORS. If an optionee shall cease to serve as a director or Board advisor of the Company for any reason other than death, the optionee may, but only within thirty (30) days following such cessation, exercise his or her option to the extent that the optionee was entitled to exercise it at the date of such cessation. Nothing in this Plan or in any stock option contract shall be construed as an obligation on the part of the Company or the shareholders of the Company to continue the optionee as a director or Board advisor.

        9. DEATH OF OPTIONEE. In the event of the death of an optionee while serving as a director or Board advisor of the Company, any option or unexercised portion thereof granted to the optionee under this Plan which is otherwise exercisable may be exercised by the person or persons to whom such optionee's rights under the option pass by operation of the optionee's will or the laws of descent and distribution, at any time within a period of three
(3) months following the death of the optionee (even though such period is later than the expiration date of the option).

        10. NONTRANSFERABILITY OF OPTIONS. Each option granted under this Plan shall not be transferable or assignable by the optionee other than by will or the laws of descent and distribution, or

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pursuant to a qualified domestic relations order and during the lifetime of the optionee may otherwise be exercised only by such optionee.

        11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the capital structure of the Company, including, but not limited to a change resulting from a stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares, the number of shares of Common Stock subject to this Plan and the number of such shares subject to each option granted hereunder shall be correspondingly adjusted by the Board. The option price for which shares of Common Stock may be purchased pursuant to an option granted under this Plan shall also be adjusted so that there will be no change in the aggregate price payable upon the exercise of any option.

        12. AMENDMENT AND TERMINATION OF PLAN. No option shall be granted pursuant to this Plan after January 15, 2008, on which date this Plan will expire. Any unexpired options then outstanding under the Plan shall remain in effect until they have been exercised or have expired. The Board may at any time before such date amend, modify or terminate the Plan except that any amendment or modification that materially adversely affects the shareholders of the Company, such as for example an amendment of the exercise price or share limitations or number of shares subject to the Plan, shall only be effective if approved or ratified by the shareholders of the Company.
 No amendment, modification or termination of this Plan may adversely affect the rights of any optionee under any then outstanding option granted hereunder without the consent of such optionee.

        13. TERMINATION OF OLD OPTION CONTRACT AND GRANT OF NEW OPTION CONTRACT. An option may be granted under this Plan which may be conditioned upon the termination of an option previously granted to the optionee which has not yet expired or been exercised.